Exhibit 4.22

AMENDED AND RESTATED SALE AGREEMENT

between

EVANDER GOLD MINES LIMITED

and

HARMONY GOLD MINING COMPANY LIMITED

and

TAUNG GOLD SECUNDA (PROPRIETARY) LIMITED (formerly PLURICLOX (PROPRIETARY) LIMITED)

and

TAUNG GOLD LIMITED

and

CLIDET NO. 790 (PROPRIETARY) LIMITED

and

CLIDET NO. 791 (PROPRIETARY) LIMITED

TABLE OF CONTENTS

1	PARTIES	1
2	INTERPRETATION	1
3	AMENDED AND RESTATED AGREEMENT	13
4	INTRODUCTION	13
5	TERMINATION	13
6	CONDITIONS PRECEDENT	14
7	HARMONY POWER OF ATTORNEY	17
8	APPLICATIONS	17
9	SALE	18
10	DEPOSIT AND PURCHASE CONSIDERATION PORTION	18
11	PAYMENT OF THE PURCHASE CONSIDERATION	19
12	EXECUTION OF THE DEEDS	19
13	RESOLUTIVE CONDITION	20
14	INTEREST	20
15	SALE LIABILITIES	21
16	DEEDS	22
17	SURFACE RIGHT PERMITS	22
18	CERTIFICATE OF REGISTRATION	22
19	SASOL AGREEMENT	23
20	FLOODING	24
21	INTERIM PERIOD ACTIVITIES	24
22	WARRANTIES	25
23	LIMITATION OF LIABILITY	27
24	GENERAL WARRANTIES	29
25	GUARANTEE BY TAUNG	30
26	CONFIDENTIALITY	30
27	PUBLICITY	32
28	SUPPORT	33
29	BREACH	33
30	DISPUTE RESOLUTION	34
31	NOTICES AND DOMICILIA	35
32	BENEFIT OF THE AGREEMENT	36
33	APPLICABLE LAW AND JURISDICTION	36
34	NEW LAWS	36
35	GENERAL	36
36	COSTS	38
37	SIGNATURE	38

ANNEXURES

ANNEXURE “1”: DEED OF ABANDONMENT

ANNEXURE “2”: DEED OF AMENDMENT

ANNEXURE “3”: DEED OF CESSION

ANNEXURE “4”: SPECIFIED MINING AREA DIAGRAM

ANNEXURE “5”: WARRANTIES

1	PARTIES

1.1	The Parties to this Agreement are –

1.1.1	Evander Gold Mines Limited;

1.1.2	Harmony Gold Mining Company Limited;

1.1.3	Taung Gold Secunda (Proprietary) Limited (formerly Pluriclox (Proprietary) Limited);

1.1.4	Taung Gold Limited;

1.1.5	Clidet No. 790 (Proprietary) Limited; and

1.1.6	Clidet No. 791 (Proprietary) Limited.

1.2	The Parties agree as set out below.

2	INTERPRETATION

2.1	In this Agreement, unless the context indicates a contrary intention, the following words and expressions bear the meanings assigned to them and cognate expressions bear corresponding meanings –

2.1.1	“2008 Agreements” means –

2.1.1.1	the sale of assets agreement entered into between the Seller and Clidet No. 790 (Proprietary) Limited on 29 February 2008;

2.1.1.2	the sale of assets agreement entered into between the Seller and Clidet No. 791 (Proprietary) Limited on 29 February 2008;

2.1.1.3	the right of access and use. agreement entered into between the Seller, Taung and Clidet No. 790 (Proprietary) Limited on 29 September 2008;

2.1.1.4	the right of access and use agreement entered into between the Seller, Taung and Clidet No. 791 (Proprietary) Limited on 29 September 2008;

2.1.1.5	the subscription agreement entered into between the Seller, Taung and Clidet No. 790 (Proprietary) Limited on 29 February 2008;

2.1.1.6	the subscription agreement entered into between the Seller, Taung and Clidet No. 791 (Proprietary) Limited on 29 February 2008;

2.1.1.7	the shareholders agreement entered into between the Seller, Taung and Clidet No. 790 (Proprietary) Limited on 29 February 2008;

2.1.1.8	the shareholders agreement entered into between the Seller, Taung and Clidet No. 791 (Proprietary) Limited on 29 February 2008; and

2.1.1.9	the joint venture agreement entered into between the Seller and Taung on 29 February 2008;

2.1.2	“Abandonment” means the abandonment by the Seller of the Specified Portion Mining Right in terms of section 56(f) of the MPRDA;

2.1.3	“AFSA” means the Arbitration Foundation of Southern Africa;

2.1.4	“Agreement” means this amended and restated sale agreement;

2.1.5	“Balance of the Purchase Consideration” means the Purchase Consideration, less the Purchase Consideration Portion and less the Deposit;

2.1.6	“Conditions Precedent” means the conditions precedent set out in clause 6;

2.1.7	“Deed of Abandonment” means a notarial deed of abandonment, giving effect to the Abandonment, substantially in the form of the draft attached hereto as annexure “1”, or such other form as may be agreed between the Parties;

2.1.8	“Deed of Amendment” means a notarial deed of amendment giving effect to the Mining Right Amendment, substantially similar to the draft attached hereto as annexure “2”, or such other form as may be agreed between the Parties;

2.1.9	“Deed of Cession” means a notarial deed of cession in respect of the Specified Portion, substantially similar to the draft attached hereto as annexure “3”, or such other form as may be agreed between the Parties;

2.1.10	“Deeds” means the Deed of Abandonment, the Deed of Amendment and the Deed of Cession;

2.1.11	“Deposit” means an amount of R20,000,000 (twenty million rand);

2.1.12	“DMR” means the Department of Mineral Resources, formerly the Department of Minerals and Energy;

2.1.13	“Effective Date” means the date of execution of the Deeds;

2.1.14	“Environment” means the surroundings within which humans exist and that are made up of the land, water and atmosphere of the earth, all forms of life, ecological systems and the physical, chemical, aesthetic and cultural properties and conditions of the foregoing that influence human health and well-being;

2.1.15	“Environmental Law” means and includes all –

2.1.15.1	common law duties and rules, national, provincial and municipal legislation (including regulations and other subsidiary legislation) and self-executing provisions of international agreements approved by the Parliament of the Republic of South Africa, that are concerned with the protection or rehabilitation of the Environment, the use of natural resources (including land), and the maintenance of an Environment conducive to human health and well-being;

2.1.15.2	directives, orders or other instructions lawfully given by an organ of state or state functionary exercising powers under any provision referred to in clause 2.1.15.1; and

2.1.15.3	permits, authorisations and exemptions issued under any provision referred to in clause 2.1.15.1;

2.1.16	“Environmental Liabilities” means all and any liabilities and obligations in relation to –

2.1.16.1	all environmental disturbances and degradation, including the reclamation and remediation of all such environmental disturbances and degradation of whatsoever nature or kind, whether existing within or outside the Specified Mining Area, arising pursuant to or in connection with the conduct of mining and/or prospecting operations within the Specified Mining Area, of whatsoever nature or kind and whether the cause of action in respect thereof arose prior to or after the Effective Date;

2.1.16.2	water, whether existing within or outside the Specified Mining Area, arising pursuant to or in connection with the conduct of mining and/or prospecting operations within the Specified Mining Area, of whatsoever nature or kind, and whether the cause of action in respect thereof arose prior to or after the Effective Date; and

2.1.16.3	all claims of third parties in relation to the Environmental Liabilities, of whatsoever nature or kind, and whether the cause of action in respect thereof arose prior to or after the Effective Date;

2.1.17	“Eskom” means Eskom Holdings Limited, registration number 2002/015527/06, a limited liability public company duly incorporated in the Republic of South Africa;

2.1.18	“Evander 2 and/or 5 Shaft Operations” means the mining operations conducted by the Seller in respect of the shafts in, on and under the areas covered by the Evander Mining Right known as “Evander 2 Shaft” and “Evander 5 Shaft”;

2.1.19	“Evander 6 Shaft” means the mine owned by the Seller, the surface area of which is shaded in dark green on the Specified Mining Area Diagram, known as “Evander 6 Shaft” and includes the shafts known as “Evander No. 6 Shaft” and “No. 6 Vent Shaft” and the underground excavations;

2.1.20	“Evander 6 Shaft Surface Area” means the area covered by the Evander 6 Shaft Surface Right Permits;

2.1.21	“Evander 6 Shaft Surface Right Permits” means –

2.1.21.1	surface right permit number 5/97 re-registered on 14 April 2005 under registration number 626/05; and

2.1.21.2	surface right permit number 135/93 re-registered on 14 April 2005 under registration number 627/05;

in respect of Evander 6 Shaft;

2.1.22	“Evander infrastructure and Equipment” means all buildings and associated fixtures and fittings and all mining related equipment on the Specified Mining Area on the Original Signature Date, but specifically excludes the Excluded Sale Assets;

2.1.23	“Evander Mining Right” means the mining right with file number MP30/5/1/1/2/126MR which was granted to Evander in terms of section 23 of the MPRDA, read together with item 7 of schedule II to the MPRDA, and which was notarially executed in Witbank on 29 April 2008 before William Daniel Nortje, a copy of which has been provided to the Purchaser;

2.1.24	“Excluded Assets” means the headgears and winder house on the Specified Mining Area, which have been disposed of to, and are accordingly owned by, Impala;

2.1.25	“Excluded Assets Sale Agreements” means an agreement between the Seiler and –

2.1.25.1	Impala for the sale of the Excluded Assets by Impala to the Seller; and

2.1.25.2	the Purchaser for the sale of the Excluded Assets by the Seller to the Purchaser;

2.1.26	“Harmony” means Harmony Gold Mining Company Limited, registration number 1950/038232/06, a limited liability public company duly incorporated in the Republic of South Africa, and which is the holding company of Evander;

2.1.27	“Harmony Trust” means the Harmony Gold Environmental Trust, MR No. 8785/99;

2.1.28	“Impala” means Impala Platinum Limited, registration number 1952/071942/06, a limited liability public company duly incorporated in the Republic of South Africa;

2.1.29	“Long-Stop Date” means 29 June 2012;

2.1.30	“Mining Right Amendment” means the amendment of the Evander Mining Right by the deletion therefrom of the Specified Portion arising as a result of the grant of the Specified Portion Mining Right;

2.1.31	“Mining Titles Office” means the Mining Titles Office contemplated in section 2 of the MTRA;

2.1.32	“Minister” means the Minister of Mineral Resources, and includes any person to whom the Minister has delegated powers and functions in terms of section 103 of the MPRDA;

2.1.33	“MPRDA” means the Mineral and Petroleum Resources Development Act, 2002;

2.1.34	“MTRA” means the Mining Titles Registration Act, 1967;

2.1.35	“New Rehabilitation Trust” means the new rehabilitation trust to be established by the Purchaser to make provision for the Rehabilitation Liabilities as set out in clause 15;

2.1.36	“Original Sale Agreement” means the sale agreement entered into between the Parties on 10 September 2010, as amended by the –

2.1.36.1	first addendum entered into between the Parties on or about 8 November 2010;

2.1.36.2	second addendum entered into between the Parties on or about 3 January 2011;

2.1.36.3	third addendum entered into between the Parties on or about 9 March 2011;

2.1.36.4	fourth addendum entered into between the Parties on 21 April 2011;

2.1.36.5	fifth addendum entered into between the Parties on 19 July 2011;

2.1.36.6	sixth addendum entered into between the Parties on 27 January 2012;

2.1.36.7	seventh addendum entered into between the Parties on 14 March 2012;

2.1.37	“Original Signature Date” means the date on which the last of the Parties signed the Original Sale Agreement, being 30 June 2010;

2.1.38	“Parties” means the parties to this Agreement;

2.1.39	“Payment Date” means the 3rd (third) business day after the date on which the last of the Conditions Precedent is fulfilled or waived, as the case may be;

2.1.40	“Prime Rate” means the publicly quoted basic rate of interest, compounded monthly in arrears and calculated on a 365 (three hundred and sixty five) day year irrespective of whether or not the year is a leap year, from time to time published by Absa Bank Limited as being its prime overdraft rate, as certified by any representative of that bank whose appointment and designation it shall not be necessary to prove;

2.1.41	“Purchase Consideration” means an amount of R225,000,000 (two hundred and twenty five million rand), plus VAT thereon, payable by the Purchaser to the Seller in accordance with the provisions of clause 11;

2.1.42	“Purchase Consideration Portion” means an amount equal to R100,000,000 (one hundred million rand);

2.1.43	“Purchaser” means Taung Gold Secunda (Proprietary) Limited (formerly Pluriclox (Proprietary) Limited), registration number 2010/014581/07, a limited liability private company duly incorporated in the Republic of South Africa;

2.1.44	“Purchaser’s Designated Account” means the bank account nominated by the Purchaser, the details of which are set out below, or such other account as the Purchaser may designate in writing on 5 (five) business days notice to the Seller –

Name of Account:	Taung Gold Limited

Bank:	Absa Bank Limited

Branch:	Centurion

Branch Code:	632 005

Account Number:	407 199 5648

2.1.45	“Rehabilitation Guarantee” means the existing guarantee issued by the Seller in favour of the DMR in respect of, inter alia, the rehabilitation of the Specified Mining Area;

2.1.46	“Rehabilitation Liabilities” means the Seiler’s obligations to rehabilitate all environmental disturbances, including health and pollution, and degradation existing in, on and under the Specified Mining Area and the Evander 6 Shaft Surface Right Area, whether such obligations arose prior to or after the Effective Date, and shall include –

2.1.46.1	all restoration, anti-pollution measures, anti-flooding measures, making safe, rehabilitation, compliance with the terms of any rehabilitation plans and/or programs approved by the DMR;

2.1.46.2	compliance with all Environmental Laws; and

2.1.46.3	the obtaining of the relevant certificate in terms of section 43 of the MPRDA.

2.1.47	“Sale” means the sale of the Sale Assets by the Seller to the Purchaser in terms of this Agreement;

2.1.48	“Sale Assets” means –

2.1.48.1	the Evander 6 Shaft;

2.1.48.2	the Evander Infrastructure and Equipment and all associated diagrams and plans (if any);

2.1.48.3	all geological data in respect of the Specified Mining Area including all available reports and drill cores;

2.1.48.4	the Specified Portion;

2.1.48.5	the Evander 6 Shaft Surface Right Permits; and

2.1.48.6	all plans required to be maintained by the Seller in terms of the Mine, Health and Safety Act, 1996 in respect of the Specified Mining Area (if any),

but specifically excludes the Excluded Assets;

2.1.49	“Sale Liabilities” means the –

2.1.49.1	Rehabilitation Liabilities; and

2.1.49.2	Environmental Liabilities;

2.1.50	“Sasol” means Sasol Group Services (Proprietary) Limited, registration number 2006/011591/07, a limited liability private company duly incorporated in the Republic of South Africa;

2.1.51	“Sasol Agreement” means the agreement of lease entered into between Harmony and Sasol during June 2010, a copy of which has been provided to the Purchaser;

2.1.52	“Section 11 Application” means the application for the Section 11 Consent;

2.1.53	“Section 11 Consent” means the approval of the Minister for the transfer of the Specified Portion from the Seller to the Purchaser in terms of section 11 of the MPRDA;

2.1.54	“Seller” means Evander Gold Mines Limited, registration number 1963/006226/06, a limited liability public company duly incorporated in the Republic of South Africa, and which is a wholly owned subsidiary of Harmony;

2.1.55	“Seller’s Attorneys” means Cliffe Dekker Hofmeyr Incorporated, registration number 2008/018923/21, a firm of attorneys duly incorporated as a private company in the Republic of South Africa;

2.1.56	“Seller’s Attorneys Designated Account” means the following account of the Seller’s Attorneys –

Name of Account:	Cliffe Dekker Hofmeyr Inc.

Bank:	Nedbank Limited

Branch:	Johannesburg

Branch Code:	1979 05

Account Number:	1979 312 176

2.1.57	“Seller’s Designated Account” means the bank account nominated by the Seller, the details of which are set out below, or such other account as the Seller may designate in writing on 5 (five) business days notice to the Purchaser –

Name of Account:	Harmony Gold Mining Company Current Account

Bank:	Nedbank Limited

Branch:	Corporate Client Services

Branch Code:	145405

Account Number:	1454115866

2.1.58	“Signature Date” means the date of signature of this Agreement by the Party last signing;

2.1.59	“Specified Mining Area” means the area outlined in red on the Specified Mining Area Diagram;

2.1.60	“Specified Mining Area Diagram” means the diagram attached hereto as annexure “4”;

2.1.61	“Specified Portion” means that portion of the Evander Mining Right which covers the Specified Mining Area;

2.1.62	“Specified Portion Mining Right” means a mining right over the Specified Portion;

2.1.63	“Specified Portion Mining Right Application” means the application for the grant of the Specified Portion Mining Right;

2.1.64	“Taung” means Taung Gold Limited, registration number 2004/023942/06, previously known as Taung Gold Holdings (Proprietary) Limited, a limited liability public company duly incorporated in the Republic of South Africa;

2.1.65	“TD5 Form” means a TD5 form completed by or on behalf of the Purchaser and the Seller, in terms of which application is made to the South African Revenue Service for an exemption from the payment of transfer duty in regard to the transfer of the Sale Assets from the Seller to the Purchaser;

2.1.66	“VAT” means value-added tax as levied from time to time in terms of the VAT Act;

2.1.67	“VAT Act” means the Value-Added Tax Act 89 of 1991;

2.1.68	“Warranties” means the warranties in annexure “5” and otherwise expressly given by the Seiler to the Purchaser in terms of this Agreement; and

2.1.69	“Winkelhaak” means Winkelhaak Mines Limited, registration number 1955/003606/06, a limited liability public company duly incorporated in the Republic of South Africa, and which is a wholly owned subsidiary of the Seller.

2.2	In this Agreement –

2.2.1	clause headings and the heading of the Agreement are for convenience only and are not to be used in its interpretation;

2.2.2	an expression which denotes –

2.2.2.1	any gender includes the other genders;

2.2.2.2	a natural person includes a juristic person and vice versa;

2.2.2.3	the singular includes the plural and vice versa; and

22.2.4	a Party includes a reference to that Party’s successors in title and assigns allowed at law.

2.3	Any reference in this Agreement to –

2.3.1	“business hours” shall be construed as being the hours between 08h30 and 17h00 on any business day. Any reference to time shall be based upon South African Standard Time;

2.3.2	“days” shall be construed as calendar days unless qualified by the word “business”, in which instance a “business day” will be any day other than a Saturday, Sunday or public holiday as gazetted by the government of the Republic of South Africa from time to time;

2.3.3	“law” means any law of general application and includes the common law and any statute, constitution, decree, treaty, regulation, directive, ordinance, by-law, order or any other enactment of legislative measure of government (including local and provincial government) statutory or regulatory body which has the force of law;

2.3.4	“person” means any person, company, close corporation, trust, partnership or other entity whether or not having separate legal personality; and

2.3.5	“writing” means legible writing and in English and excludes any form of electronic communication contemplated in the Electronic Communications and Transactions Act, No 25 of 2002.

2.4	The words “include” and “including” mean “include without limitation” and “including without limitation”. The use of the words “include” and “including” followed by a specific example or examples shall not be construed as limiting the meaning of the general wording preceding it.

2.5	Any substantive provision, conferring rights or imposing obligations on a Party and appearing in any of the definitions in this clause 2 or elsewhere in this Agreement, shall be given effect to as if it were a substantive provision in the body of the Agreement.

2.6	The terms “holding company” and “subsidiary” shall bear the meanings assigned thereto in the Companies Act, 1973.

2.7	Words and expressions defined in any clause shall, unless the application of any such word or expression is specifically limited to that clause, bear the meaning assigned to such word or expression throughout this Agreement.

2.8	Unless otherwise provided, defined terms appearing in this Agreement in title case shall be given their meaning as defined, while the same terms appearing in lower case shall be interpreted in accordance with their plain English meaning.

2.9	A reference to any statutory enactment shall be construed as a reference to that enactment as at the Signature Date and as amended or substituted from time to time.

2.10	Unless specifically otherwise provided, any number of days prescribed shall be determined by excluding the first and including the last day or, where the last day falls on a day that is not a business day, the next succeeding business day.

2.11	If the due date for performance of any obligation in terms of this Agreement is a day which is not a business day then (unless otherwise stipulated) the due date for performance of the relevant obligation shall be the immediately succeeding business day.

2.12	Where figures are referred to in numerals and in words, and there is any conflict between the two, the words shall prevail, unless the context indicates a contrary intention.

2.13	The rule of construction that this Agreement shall be interpreted against the Party responsible for the drafting of this Agreement, shall not apply.

2.14	The expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

2.15	No provision of this Agreement shall (unless otherwise stipulated) constitute a stipulation for the benefit of any person (stipulatio alteri) who is not a Party to this Agreement.

2.16	The use of any expression in this Agreement covering a process available under South African law, such as winding-up, shall, if any of the Parties to this Agreement is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such other jurisdiction.

2.17	Any reference in this Agreement to “this Agreement” or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document, as amended, varied, novated or supplemented from time to time.

2.18	This Agreement incorporates the annexures which annexures snail have the same force and effect as if set out in the body of this Agreement. In this Agreement the words “clause” or “clauses” and “annexure” or “annexures” refer to clauses of and annexures to this Agreement.

3	AMENDED AND RESTATED AGREEMENT

3.1	This Agreement amends and restates the Original Sale Agreement entered into between the Parties with effect from the date of signature of this Agreement by the Party last signing, the Original Sale Agreement being deemed to have been re-entered into on the terms and conditions contained in this Agreement.

3.2	The Parties acknowledge and agree that, as at the Signature Date, the Conditions Precedent contained in clauses 6.1.1 to 6.1.4 (inclusive) have been timeously fulfilled.

4	INTRODUCTION

4.1	The Seller is the holder of the Specified Portion and the Evander 6 Shaft Surface Right Permits and the owner of the other Sale Assets.

4.2	The Purchaser wishes to purchase the Sale Assets from the Seller and the Seller has agreed to sell the Sale Assets to the Purchaser with effect from the Effective Date, on the terms and subject to the conditions herein contained.

4.3	The Parties wish to record in writing their agreement in respect of the above and matters ancillary thereto.

5	TERMINATION

5.1	The Parties acknowledge that the implementation of both this Agreement and the 2008 Agreements will not be possible.

5.2	The 2008 Agreements (other than the right of access and use agreements referred to in clauses 2.1.1.3 and 2.1.1.4) are hereby suspended with effect from the Original Signature Date, save that Taung will still be obliged to exercise its rights, and will likewise be obliged to perform its obligations, in respect of the PFS and the BFS (as those terms are described in the 2008 Agreements) (“Taung Rights and Obligations”).

5.3	In the event that the date for fulfilment of the Condition Precedent contained in clause 6.1.5 is extended in terms of this Agreement, the date of implementation of the 2008 Agreements will unless otherwise agreed in writing between the Parties, be extended for the same period.

5.4	In the event that this Agreement –

5.4.1	fails to become unconditional in accordance with its terms, the suspension of the 2008 Agreements will be automatically lifted and the parties to the relevant 2008 Agreements will be obliged to forthwith comply with all of their obligations, and will be entitled to exercise all of their rights, under such agreements; or

5.4.2	becomes unconditional in accordance with its terms, the 2008 Agreements will be automatically terminated with effect from the Effective Date and the parties to the 2008 Agreements will have no further rights or obligations under those agreements.

6	CONDITIONS PRECEDENT

6.1	Save for clauses 1 to 8, clause 10, clauses 19, 20 and 21 and clauses 23 to 37, all of which will become effective immediately, this Agreement is subject to the fulfilment of the Conditions Precedent that –

6.1.1	on or before 17h00 on the 3rd (third) business day after the Original Signature Date, the Purchaser has paid the Deposit into the Seller’s Attorneys Designated Account;

6.1.2

by not later than 17h00 on the 20th (twentieth) business day after the Original Signature Date, the Seller has received a copy of resolutions of the boards of directors of the Purchaser and Taung, in a form and substance reasonably acceptable to the Seller –

6.1.2.1	approving and, where applicable, ratifying the entering into of the Original Sale Agreement;

6.1.2.2	authorising a specified person or persons to execute the Original Sale Agreement and, where applicable, ratifying the execution of the Original Sale Agreement by such specified person or persons; and

6.1.2.3	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Original Sale Agreement, including the TD5 Form;

6.1.3

by not later than 17h00 on the 20th (twentieth) business day after the Original Signature Date, the Purchaser has received a copy of resolutions of the board of directors of the Seiler, in a form and substance reasonably acceptable to the Purchaser –

6.1.3.1	approving and, where applicable, ratifying the entering into of the Original authorising a specified person or persons to execute the Original Sale Agreement;

6.1.3.2	authorizing a specified person or persons to execute the Original Sale Agreement and, where applicable, ratifying the execution of the Original Sale Agreement by such specified person or persons; and

6.1.3.3	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Original Sale Agreement, including the TD5 Form;

6.1.4	by not later than 17h00 on the 60th (sixtieth) day after the Original Signature Date, the Purchaser has acquired the Excluded Assets; and

6.1.5	by not later than 17h00 on 30 April 2012, the Section 11 Consent has been granted by the Minister.

6.2	The Condition Precedent contained in clause 6.1.4 will be deemed to have been fulfilled and the Purchaser will be obliged to acquire the Excluded Assets from the Seller, on the same terms and conditions as those on which the Seller acquired the Excluded Assets from impala, whether or not the Excluded Assets Sale Agreements have been entered into, provided that the purchase consideration payable by the Purchaser to the Seller for the Excluded Assets is not more than R5,000,000 (five million rand), excluding VAT.

6.3	The Purchaser shall use commercially reasonable endeavours to procure the fulfilment of the Conditions Precedent contained in clauses 6.1.1 and 6.1.2 as soon as reasonably possible-after the Original Signature Date.

6.4	The Seller shall use commercially reasonable endeavours to procure the fulfilment of the Condition Precedent contained in clause 6.1.3, as soon as reasonably possible after the Original Signature Date.

6,5	The Purchaser and the Seller shall use their commercially reasonable endeavours and will co-operate in good faith to procure the fulfilment of the Conditions Precedent contained in clauses 6.1.4 and 6.1.5 as soon as reasonably possible after the Original Signature Date.

6.6	In complying with its obligation to use commercially reasonable endeavours to procure the fulfilment of the Condition Precedent contained in clause 6.1.4, the Purchaser shall endeavour to procure that the Excluded Assets Sale Agreements are entered into. However, in the event that Impala insists on a purchase consideration in excess of R5,000,000 (five million rand), excluding VAT, for the

Excluded Assets, the Purchaser shall be obliged to negotiate directly with Impala for the acquisition of the Excluded Assets and the Seller shall have no further obligation to use commercially reasonable endeavours to procure the fulfilment of the said Condition Precedent.

6.7	The Conditions Precedent set out in –

6.7.1	clauses 6.1.1 and 6.1.2 have been inserted for the benefit of the Seller and Harmony, and Harmony will be entitled to waive fulfilment of any or all of the said Conditions Precedent, in whole or in part, on written notice to the Purchaser prior to the expiry of the relevant time period set out in those clauses (or such later date or dates as may be extended in terms of clause 6.8 and/or such later date or dates as may be agreed in writing between the Purchaser and Harmony before the aforesaid date or dates);

6.7.2	clauses 6.1.3 and 6.1.4 have been inserted for the benefit of the Purchaser which will be entitled to waive fulfilment of either or both of the said Conditions Precedent, in whole or in part, on written notice to the Seiler and Harmony prior to the expiry of the relevant time period set out in those clauses (or such later date or dates as may be extended in terms of clause 6.8 and/or such later date or dates as may be agreed in writing between the Purchaser and Harmony before the aforesaid dates); and

6.7.3	clause 6.1.5 is not capable of being waived.

6.8	Harmony shall be entitled from time to time to extend the due date for fulfilment of any or ail of the Conditions Precedent by written notice to that effect to the Purchaser, provided however that the aggregate of such extensions in respect of any of the Conditions Precedent shall not be more than 12 (twelve) months.

6.9	The Purchaser shall be entitled from time to time to extend the due date for fulfilment of the Condition Precedent contained in clause 6.1.5 by written notice to that effect to the Seller and Harmony, provided however that the aggregate of such extensions in respect of such Condition Precedent shall not be more than 60 (sixty) business days.

6.10	Unless all the Conditions Precedent have been fulfilled or waived by not later than the relevant dates for fulfilment thereof set out in clause 6.1 (or such later date or dates as may be extended in terms of clause 6.8 and/or such later date or dates as may be agreed in writing between the Purchaser and Harmony before the aforesaid date or dates) the provisions of this Agreement, save for clauses 1 to 7 and clauses 23 to 27 and clauses 29 to 37 which will remain of full force and effect, will never become of any force or effect and the status quo ante will be restored as near as may be possible and none of the Parties will have any claim against the others in terms hereof or arising from the failure of the Conditions Precedent, save for any claims arising from a breach of clause 6.3, 6.4 and/or clause 6.5.

7	HARMONY POWER OF ATTORNEY

7.1	The Purchaser acknowledges having been advised that –

7.1.1	the Seller has irrevocably and in rem suam nominated, constituted and appointed Harmony (and all executive directors and managerial employees of Harmony from time to time) with full power of substitution to be its lawful attorneys and agents, in its name, place and stead to –

7.1.1.1	make all such decisions as he/she deems necessary in connection with the Original Sale Agreement and this Agreement;

7.1.1.2	sign all documents or agreements amplifying, amending, varying and/or reinstating the Original Sale Agreement and this Agreement (including without limitation negotiating and/or settling the terms of any such documents or agreements amending and/or replacing this Agreement, or any provisions thereof);

7.1.1.3	do all such things as may be necessary to procure the extensions of all or any of the remaining Conditions Precedent; and

7.1.1.4	do all such things and sign all such documents as may be necessary for and incidental to the fulfilment of the remaining Conditions Precedent and the implementation of the Original Sale Agreement and this Agreement.

7.2	The Purchaser irrevocably accepts the authority of Harmony (and all executive directors and managerial employees of Harmony from time to time) under the power of authority referred to in clause 7.1.

8	APPLICATIONS

8.1	The Parties confirm that the Specified Portion Mining Right Application has been submitted to the DMR. For the purposes of obtaining the grant of the Specified Portion Mining Right to the Seller, the Purchaser undertakes, by not later than the 60 (sixty) business day after the Signature Date to furnish a guarantee in respect of the Rehabilitation Liabilities to the DMR, on terms and conditions acceptable to the DMR.

8.2	The Parties record that the Section 11 Application was submitted by the Purchaser to the DMR on 5 October 2011.

8.3	The Parties shall do everything reasonably required by the DMR in order to enable the Section 11 Application to be dealt with, to the extent that it is within its power to do so.

9	SALE

9.1	The Seller hereby sells to the Purchaser, which hereby purchases, the Sale Assets, as one indivisible transaction, for the Purchase Consideration.

9.2	Notwithstanding the Original Signature Date, the Signature Date and the Payment Date, the Sale will take place on the Effective Date and ownership of and risk in, and benefit attaching to, the Sale Assets, will, against payment by, or on behalf of the Purchaser of the Purchase Consideration in terms of clause 11, pass to the Purchaser on the Effective Date.

10	DEPOSIT AND PURCHASE CONSIDERATION PORTION

10.1	As at the Signature Date, the Purchaser has paid the –

10.1.1	Deposit to the Seller’s Attorney; and

10.1.2	Purchase Consideration Portion to Harmony.

10.2	In the event that the Conditions Precedent are not fulfilled or, where applicable, waived, by the due dates for fulfilment thereof, the –

10.2.1	Seller’s Attorneys shall, within 3 (three) business days after receipt by the Seller’s Attorney of a joint instruction from the Seller and the Purchaser, pay an amount equal to the Deposit and all interest accrued thereon to the Purchaser; and

10.2.2	Harmony shall, within 3 (three) business days after the joint instruction referred to in clause 10.2.1 has been received by the Seller’s Attorneys, pay an amount equal to the Purchase Consideration Portion to the Purchaser.

10.3	In the event that the Seller’s Attorneys receive written confirmation from the Seller and the Purchaser that all of the Conditions Precedent are fulfilled or, where applicable, waived, by the due dates for fulfilment thereof –

10.3.1	the Seller’s Attorneys shall pay an amount equal to the Deposit to the Seller on the Payment Date, or within 3 (three) business days from such later date as the Seller’s Attorneys may receive the written confirmation from the Seller and the Purchaser, and an amount equal to the interest accrued on the Deposit to the Purchaser; and

10.3.2	Harmony shall pay an amount equal to the interest accrued on the Purchase Consideration Portion to the Purchaser,

by electronic transfer of immediately available and freely transferable funds into the Seller’s Designated Account and the Purchaser’s Designated Account, respectively, free of any deductions or set-off whatsoever, in the currency of the Republic of South Africa.

11	PAYMENT OF THE PURCHASE CONSIDERATION

11.1	The Deposit and the Balance of the Purchase Consideration shall be paid as follows, an amount equal to the –

11.1.1	Deposit held in escrow by the Seller’s Attorneys, to the Seller by the Seller’s Attorneys for and on behalf of the Purchaser in accordance with the provisions of clause 10; and

11.1.2	Balance of the Purchase Consideration by the Purchaser to the Seller on the Payment Date.

11.2	All payments to be made in terms of this Agreement will be made by electronic transfer of immediately available and freely transferable funds to the Seller’s Designated Account or the Purchaser’s Designated Account, as the case may be, free of any deductions or set-off whatsoever, in the currency of the Republic of South Africa.

12	EXECUTION OF THE DEEDS

12.1	Subject to the –

12.1.1	payment by the Purchaser of the Balance of the Purchase Consideration on the Payment Date in accordance with the provisions of clause 11; and

12.1.2	grant of the Specified Portion Mining Right by the Minister to the Seller in terms of section 23 of the MPRDA,

12.1.3	the Seller and the Purchaser shall as soon as reasonably possible after the Payment Date procure that the Deeds are executed.

12.2	The Parties record and agree that notwithstanding anything to the contrary contained in this Agreement, the Seller shall not be obliged to execute any one of the Deeds before payment of the Balance of the Purchase Consideration has been made by the Purchaser.

13	RESOLUTIVE CONDITION

13.1	This Agreement is subject to the resolutive condition that if, by the Long-Stop Date, the Deeds have not been executed as contemplated in clause 12, then this Agreement, save for clauses 1 to 4, clause 11, this clause 13 and clauses 22 to 37, shall cease to be of any force or effect and the Seller and/or Harmony shall pay the Purchase Consideration and all interest accrued thereon to the Purchaser into the Purchaser’s Designated Account by not later than 6 July 2012, provided that if the reason for the Deeds not being executed by the Long-Stop Date is that the Purchaser has failed to pay the Balance of the Purchase Consideration on the Payment Date, the Purchaser shall forfeit the Deposit and all interest accrued thereon and the Seller shall therefore be entitled to retain such Deposit and all interest accrued thereon, without prejudice to the Seller’s rights in law, by way of pre-estimated liquidated damages.

13.2	Each of Harmony and the Purchaser shall be entitled from time to time to extend the Long-Stop Date by written notice to that effect to the other of them, provided however that the aggregate of such extensions by each of Harmony and the Purchaser shall not be more than 3 (three) months.

14	INTEREST

Should any payment under or arising from this Agreement fail to be made on the due date thereof then, without prejudice to such other rights as may accrue to the payee consequent upon such failure, such overdue amounts will bear interest at the Prime Rate, from the due date for payment to the date of actual payment, both dates inclusive.

15	SALE LIABILITIES

15.1	The Seller hereby delegates the Sale Liabilities to the Purchaser, and the Purchaser hereby assumes the Sale Liabilities, with effect from the Effective Date.

15.2	The Purchaser undertakes to discharge the Sale Liabilities as and when they fall due.

15.3	The Purchaser shall as soon as reasonably possible after the Signature Date, procure that the New Rehabilitation Trust has been established and that letters of authority have been issued to the trustees by the Master of the High Court.

15.4	The Seller will, as soon as possible after the issue of the letters of authority to the trustees of the New Rehabilitation Trust, and in any event by no later than 60 (sixty) days thereafter, procure the transfer from the Harmony Trust to the New Rehabilitation Trust, the full amount which has been provided in the Harmony Trust for the Rehabilitation Liabilities, together with any growth in such amount between the Original Signature Date and the date of transfer of the amount, subject to the following –

15.4.1	the New Rehabilitation Trust shall be a separate fund in respect of the Rehabilitation Liabilities and shall not be used for any other purpose;

15.4.2	the trust deed of the New Rehabilitation Trust will not be amended without the Seller’s prior written approval;

15.4.3

the Seller shall have the right from time to time, until the 1st (first) anniversary of the Effective Date, to appoint a trustee to the New Rehabilitation Trust and, for so long as the Seller has an appointed trustee, no payment shall be made from the New Rehabilitation Trust unless the trustee appointed by the Seller consents thereto in writing, which consent shall not be unreasonably withheld;

15.4.4	the Purchaser will deposit amounts into the New Rehabilitation Trust as agreed with the DMR. To the extent that any contributions to the New Rehabilitation Trust are in arrears after the Effective Date, the Purchaser hereby undertakes that it shall not distribute any cash from its business, in any form or manner whatsoever, until such arrears have been extinguished; and

15.4.5	the Purchaser will provide the Seller, on an annual basis, with an estimate of the Rehabilitation Liabilities, details of all amounts paid into or by the New Rehabilitation Trust and a copy of the accounts of the New Rehabilitation Trust.

15.5	The Seller warrants that, as at 30 June 2010, the amount which has been provided in the Harmony Trust for the Rehabilitation Liabilities is not less than R10,339,590 (ten million three hundred and thirty nine thousand five hundred and ninety rand).

15.6	The Purchaser hereby indemnifies the Seller against and shall hold it harmless from all claims, liability, damage, loss, penalty, expense and cost (including legal costs on an attorney and own client scale, clean-up costs and reasonable expert fees) of any nature whatsoever which the Seller may sustain as a result of or attributable to all or any Sale Liabilities and/or in respect of the Rehabilitation Guarantee, with effect from the Effective Date.

16	DEEDS

Forthwith after the execution of the Deeds in terms of clause 12, the Seller shall procure that the Deeds are lodged for registration in terms of the MTRA within the 30 (thirty) day period contemplated in section 11 (4) of the MPRDA

17	SURFACE RIGHT PERMITS

17.1	The Seller will use its reasonable commercial endeavours to procure that the Evander 6 Shaft Surface Right Permits are transferred from Winkelhaak to the Seller as soon as possible.

17.2	Following the transfer of the Evander 6 Shaft Surface Right Permits into the name of the Seller, transfer of the Evander 6 Shaft Surface Right Permits into the name of the Purchaser shall be given to the Purchaser as soon as reasonably possible thereafter but in any event after the Effective Date, provided the Purchaser has paid the costs of and incidental to the transfer of the Evander 6 Shaft Surface Right Permits into the name of the Purchaser. Transfer shall be effected by the Seller’s Attorneys. The Purchaser and the Seller shall on request from the Seller’s Attorneys, sign all documents required to be signed by the Seller’s Attorneys in order that transfer of the Evander 6 Shaft Surface Right Permits may be effected.

18	CERTIFICATE OF REGISTRATION

After the Effective Date –

18.1	the Seller will make application to amend the Seller’s certificate of registration granted under the National Nuclear Regulator Act, 1999 to exclude the Specified Mining Area; and

18.2	the Purchaser will make application to be granted a certificate of registration under the National Nuclear Regulator Act, 1999 in respect of the Specified Mining Area.

19	SASOL AGREEMENT

19.1	It is recorded that the storage tanks which are leased to Sasol in terms of the Sasol Agreement form part of the Evander Infrastructure and Equipment.

19.2	Harmony hereby assigns its rights and obligations under the Sasol Agreement to the Purchaser with effect from the Effective Date, which will take over and complete the Sasol Agreement for its own account. The Purchaser hereby irrevocably and unconditionally accepts such assignment.

19.3	The Purchaser undertakes, prior to the Effective Date, to use its reasonable endeavours to procure the consent of Sasol to the assignment of the Sasol Agreement to the Purchaser, with effect from the Effective Date.

19.4	The Purchaser shall fully comply with the Sasol Agreement from the Effective Date, at its cost.

19.5	Should Sasol fail or refuse to give its consent as aforesaid where such consent is a requirement for such assignment –

19.5.1	Harmony hereby, with effect from the Effective Date, appoints the Purchaser as its sub-contractor on the basis that the Purchaser will indemnify and hold harmless Harmony against all and any claims which may be made against Harmony arising from any act or omission of the Purchaser in respect of such sub-contracted work. Any work so performed by the Purchaser shall be for the profit or loss of the Purchaser; and

19.5.2	the Sasol Agreement shall not be amended or extended without Harmony’s prior written consent, it being agreed that the Sasol Agreement shall terminate on 31 March 2013, as provided for therein.

19.6	Should for any reason it not be possible for the Parties to implement clause 19.5, the Parties shall forthwith meet and in good faith agree an alternative solution which will achieve the same or substantially the same commercial result for the Purchaser and Harmony.

19.7	The Purchaser hereby indemnifies Harmony and holds it harmless against any and all claims which may be made against it and all liabilities which may be incurred by Harmony under the Sasol Agreement, but only in respect of claims, the cause of action of which arises after the Effective Date.

20	FLOODING

20.1	The Seller has closed the Evander 2 and 5 Shaft Operations, which closure has resulted in the cessation of water pumping activities in respect of the Evander 2 and 5 Shaft Operations (“Water Pumping Activities”), which may in turn cause, inter alia, the flooding of the unused underground operations in the Specified Mining Area.

20.2	The Purchaser hereby, irrevocably and unconditionally –

20.2.1	accepts all risk, insofar as it relates to the Specified Mining Area, and in particular the unused underground operations of the Specified Mining Area;

20.2.2	indemnifies the Seller against and shall hold it harmless from ail claims, liability, damage, loss, penalty, expense and cost (including legal costs on an attorney and own client scale, clean-up costs and reasonable expert fees) of any nature whatsoever which the Purchaser may sustain as a result of the closure of the Evander 2 and 5 Shaft Operations by the Seller and/or the cessation of the Water Pumping Activities; and

20.2.3	undertakes not to lodge any objection, of any nature whatsoever in respect of the closure of the Evander 2 and 5 Shaft Operations by the Seller and/or the cessation of the Water Pumping Activities.

21	INTERIM PERIOD ACTIVITIES

21.1	The Seller shall procure that from the Original Signature Date until the Effective Date, no activities shall be conducted on or under the Specified Mining Area (save to the extent required by law, in terms of the provisions of this Agreement, the Evander Mining Right, the Specified Portion Mining Right or any mining works programme or environmental management programme in respect of the Evander Mining Right, the Specified Portion Mining Right and/or the Specified Mining Area) without obtaining the prior written consent of the Purchaser, which consent may not be unreasonably withheld or delayed.

21.2	The Seller and the Purchaser hereby agree not to submit any written document to the DMR, local authorities or public utilities in respect of this Agreement and/or the Sale Assets without first having furnished a draft of the document to the other Party and thereafter having consulted with the other Party at least 2 (two) business days prior to submission of the documentation to the DMR, local authorities or public utilities in order to enable them in good faith to attempt to agree the content of such written document, provided that, if agreement is not reached within the said 2 (two) business day period, the Party wishing to submit the written document shall be entitled in any event to do so.

22	WARRANTIES

22.1	Subject to the limitations and qualifications set out in this clause 22, the Seller hereby gives to and in favour of the Purchaser the Warranties more fully set out in this Agreement and in annexure “5”. Each Warranty will –

22.1.1	be a separate Warranty and, except as expressly provided in this Agreement, will in no way be limited or restricted by reference to or inference from the terms of any other Warranty or by any other words in this Agreement;

22.1.2	insofar as it is promissory or relates to a future event, be deemed to have been given as at the date of fulfilment of the promise or future happening of the event, as the case may be; and

22.1.3	be given as at the Original Signature Date, the Payment Date and the Effective Date.

22.2	The Warranties are limited and qualified –

22.2.1	to the extent to which disclosure of any fact or circumstance giving rise to such limitation or qualification has been made in –

22.2.1..1	any other document provided by the Seller or any of its officers, employees, agents or advisers to the Purchaser or any of its representatives in respect of the Sale Assets; and

22.2.1.2	any publicly available information;

22.2.2	by anything which arises as a result of any change in any applicable law or in its interpretation; and

22.2.3	by anything to the extent that it is within the actual knowledge of the Purchaser or that the Purchaser ought reasonably have known after making due enquiries.

22.3	The Purchaser acknowledges and warrants that –

22.3.1	as at the Signature Date, it does not know of, or have any ground to suspect, anything which may be, or would with the lapse of time or giving of notice, or both, be likely to become, a breach of any Warranty;

22.3.2	no warranties have been made by the Seller to the Purchaser –

22.3.2.1	regarding the validity of the process to obtain the Specified Portion Mining Right and the transfer of the Specified Portion Mining Right from the Seller to the Purchaser; and

22.3.2.2	that the Specified Portion Mining Right will not be set-aside, withdrawn or found to be invalid;

22.3.3	to the extent that the process to obtain the Specified Portion Mining Right and the transfer of the Specified Portion Mining Right from the Seller to the Purchaser is invalid, or to the extent that the Specified Portion Mining Right is set-aside, withdrawn or found to be invalid, the Purchaser accepts all risk arising in respect thereof;

22.3.4	it and its representatives have been afforded the opportunity to make requests for further information, and such information has been supplied;

22.3.5	it has made, and relies on, its own searches, investigations and enquiries in respect of the Sale Assets;

22.3.6	it has had independent legal, financial and technical advice relating to the purchase of the Sale Assets and to the provisions of this Agreement and to the agreements and other documents to be executed pursuant to this Agreement; and

22.3.7	it has made and is relying on its own independent investigation, analysis and evaluation of the information provided by the Seller and of other information which it considers relevant.

22.4	Save for those Warranties and representations expressly given or made in this Agreement or in annexure “5”, no warranties or representations are given or made, in respect of the Sale Assets, or any other matter whatsoever, whether express, tacit or implied, and the Sale Assets are being sold on a voetstoots basis.

23	LIMITATION OF LIABILITY

23.1	Notwithstanding the Warranties, representations, undertakings and indemnifications given by the Seller, no liability shall attach to the Seller in respect of any breach of this Agreement in relation to claims, losses or liabilities –

23.1.1	for any loss of profit or any other indirect, special or consequential loss;

23.1.2	arising as a result of the –

23.1.2.1	invalidity of the process to obtain the Specified Portion Mining Right and the transfer of the Specified Portion Mining Right from the Seller to the Purchaser; and/or

23.1.2.2	Specified Portion Mining Right being set-aside, withdrawn or found to be invalid.

23.1.3	which are less than R10,000,000 (ten million rand) in aggregate, provided that when such aggregate or individual claims or loss exceed the said amount, the Seller shall, subject to clause 23.1.4 and clause 23.1.5, be liable for the full amount of such claim/s and/or loss and/or liabilities and not only for the amount in excess of the said amount;

23.1.4	if the Purchaser has not issued summons or commenced arbitration proceedings against the Seller for recovery of such claims, losses or liabilities within a period of 12 (twelve) months after the Effective Date, provided that if the Purchaser has, before such date, given written notice in respect of any claim which it may have to the Seller and has within 6 (six) months after such date issued summons or commenced arbitration proceedings for the recovery thereof, the Warranties and indemnities given in respect of such notified matter shall survive as long as may be necessary to permit the final resolution of such matter; or

23.1.5	which in aggregate exceed an amount equal to the Purchase Consideration on the basis that the aggregate amount recoverable from the Seller, exclusive of interest and costs, from whatever cause arising, shall be limited to the aforesaid amount.

23.2	The Purchaser shall have no claim whatsoever against the Seller in respect of any breach of any of the Warranties or representations contained in this Agreement and annexure “5” hereto if and to the extent that –

23.2.1	such breach or claim occurs as a result of any legislation not in force at the Signature Date which takes effect retrospectively; or

23.2.2	such breach or claim would not have arisen but for any voluntary act or omission on the part of the Purchaser or any person connected with it otherwise than in the ordinary course of business.

23.3	Any claim by the Purchaser against the Seller based on a breach of a representation, undertaking, Warranty or indemnity contained in this Agreement shall be reduced by the aggregate of –

23.3.1	an amount equal to any tax benefit received by the Purchaser as a result thereof, based on the nominal tax rate applicable at the time;

23.3.2	any amount recovered from any third party in respect thereof, including all insurance proceeds recovered; and

23.3.3	any amount by which the subject matter of the claim has been or is made good or otherwise compensated for without cost to the Purchaser.

23.4	If and to the extent that the Purchaser is entitled in law to recover any amount from any third party as contemplated in clause 23.3.2, the Purchaser shall be obliged to take all reasonable steps available to it to recover such amounts before proceeding against the Seller.

23.5	All amounts available for set-off or otherwise liable to be deducted pursuant to clauses 23.2 or 23.3, shall first be taken into account for the purpose of determining the amount of loss sustained in connection with the limits referred to in clause 23.1.

23.6	Nothing in this clause 23 shall in any way diminish the Purchaser’s common law obligation to mitigate its loss.

23.7	If any potential claim arises by reason of liability which is contingent only, then the Seller shall not be under any obligation to make any payment pursuant to such claim until such time as the contingent liability ceases to be contingent and becomes actual.

23.8	Subject to the Warranties, the Purchaser hereby indemnifies the Seller against and shall hold it harmless from all claims, liability, damage, loss, penalty, expense and cost (including legal costs on an attorney and own client scale) of any nature whatsoever which the Seller may sustain as a result of or attributable to any past, present or future liability(ies) incurred or to be incurred in respect of the Sale Assets, with effect from the Effective Date.

24	GENERAL WARRANTIES

24.1	Each of the Parties hereby warrants to and in favour of the other that –

24.1.1	it has the legal capacity and has taken all necessary corporate action required to empower and authorise it to enter into this Agreement;

24.1.2	this Agreement constitutes an agreement valid and binding on it and enforceable against it in accordance with its terms;

24.1.3	the execution of this Agreement and the performance of its obligations hereunder does not and shall not –

24.1.3.1	contravene any law or regulation to which that Party is subject;

24.1.3.2	contravene any provision of that Party’s constitutional documents; or

24.1.3.3	conflict with, or constitute a breach of any of the provisions of any other agreement, obligation, restriction or undertaking which is binding on it; and

24.1.4	to the best of its knowledge and belief, it is not aware of the existence of any fact or circumstance that may impair its ability to comply with all of its obligations in terms of this Agreement;

24.1.5	it is entering into this Agreement as principal (and not as agent or in any other capacity);

24.1.6	the natural person who signs and executes this Agreement on its behalf is validly and duly authorised to do so;

24.1.7	no other party is acting as a fiduciary for it; and

24.1.8	it is not relying upon any statement or representation by or on behalf of any other party, except those expressly set forth in this Agreement.

24.2	Each of the representations and warranties given by the Parties in terms of this clause 24 shall –

24.2.1	be a separate warranty and, except as expressly provided in this Agreement, will in no way be limited or restricted by inference from the terms of any other warranty or by any other words in this Agreement;

24.2.2	continue and remain in force notwithstanding the completion of any or all the transactions contemplated in this Agreement; and

24.2.3	prima facie be deemed to be material and to be a material representation inducing the other Parties to enter into this Agreement.

25	GUARANTEE BY TAUNG

Taung hereby, irrevocably and unconditionally, guarantees the due and proper performance by the Purchaser of all its obligations contained herein, including the Purchaser’s obligation to pay the Balance of the Purchase Consideration to the Seller on the Payment Date in accordance with clause 11.

26	CONFIDENTIALITY

26.1	The Parties undertake that during the operation of, and after the expiration, termination or cancellation of, this Agreement for any reason, they will keep confidential –

26.1.1	any information which any Party (“Disclosing Party”) communicates to any other Party (“Recipient”) and which is stated to be or by its nature is intended to be confidential; and

26.1.2	all other information of the same confidential nature concerning the business of a Disclosing Party which comes to the knowledge of any Recipient whilst it is engaged in negotiating the terms of this Agreement or after its conclusion.

26.2	If a Recipient is uncertain about whether any information is to be treated as confidential in terms of this clause 26, it shall be obliged to treat it as such until written clearance is obtained from the Disclosing Party.

26.3	Each Party undertakes, subject to clause 26.4 and clause 27.3, not to disclose any information which is to be kept confidential in terms of this clause 26, nor to use such information for any purpose other than the performance of its obligations in terms of this Agreement.

26.4	Notwithstanding the provisions of clause 26.3, a Recipient shall be entitled to disclose any information to be kept confidential if and to the extent only that the disclosure is bona fide and necessary for the purposes of carrying out its duties in terms of this Agreement.

26.5	The obligation of confidentiality placed on the Parties in terms of this clause 26 shall cease to apply to a Recipient in respect of any information which –

26.5.1	is or becomes generally available to the public other than by the negligence or default of the Recipient or by the breach of this Agreement by the Recipient;

26.5.2	the Disclosing Party confirms in writing is disclosed on a non-confidential basis;

26.5.3	has lawfully become known by or come into the possession of the Recipient on a non-confidential basis from a source other than the Disclosing Party having the legal right to disclose same; or

26.5.4	is disclosed pursuant to a requirement or request by operation of law, regulation or court order, to the extent of compliance with such requirement or request only and not for any other purpose,

provided that –

26.5.5	the onus shall at all times rest on the Recipient to establish that information falls within the exclusions set out in clauses 26.5.1 to 26.5.4;

26.5.6	information will not be deemed to be within the foregoing exclusions merely because such information is embraced by more general information in the public domain or in the Recipient’s possession; and

26.5.7	any combination of features will not be deemed to be within the foregoing exclusions merely because individual features are in the public domain or in the Recipient’s possession, but only if the combination itself and its principle of operation are in the public domain or in the Recipient’s possession.

26.6	In the event that the Recipient is required to disclose confidential information of the Disclosing Party as contemplated in clause 26.5.4, the Recipient will –

26.6.1	advise the Disclosing Party thereof in writing prior to disclosure, if possible;

26.6.2	take such steps to limit the disclosure to the minimum extent required to satisfy such requirement and to the extent that it lawfully and reasonably can;

26.6.3	afford the Disclosing Party a reasonable opportunity, if possible, to intervene in the proceedings;

26.6.4	comply with the Disclosing Party’s reasonable requests as to the manner and terms of any such disclosure; and

26.6.5	notify the Disclosing Party of the recipient of, and the form and extent of, any such disclosure or announcement immediately after it is made.

27	PUBLICITY

27.1	Subject to clause 27.3 each Party undertakes to keep confidential and not to disclose to any third party, save as may be required in law (including, where applicable, by the rules of any securities exchange on which the shares of any of the Parties, or the shares of a holding company of any of the Parties, may be listed) or permitted in terms of this Agreement, the nature, content or existence of this Agreement.

27.2	No announcements of any nature whatsoever will be made by or on behalf of a Party relating to this Agreement without the prior written consent of the other Parties, save for any announcement or other statement required to be made in terms of the provisions of any law (or, where applicable, by the rules of any securities exchange on which the shares of any of the Parties, or the shares of a holding company of any of the Parties, may be listed), in which event the Party obliged to make such statement will first consult with the other Parties in order to enable them in good faith to attempt to agree the content of such announcement, which (unless agreed) must go no further than is required in terms of such law or rules. This will not apply to a Party wishing to respond to one of the other Parties which has made an announcement of some nature in breach of this clause 27.2.

27.3	This clause 27 and the confidentiality undertakings contained in clause 26 shall not apply to any disclosure made by a Party to its employees, professional advisors or consultants, provided that they have agreed to the same confidentiality undertakings, or to any judicial or arbitral tribunal or officer, in connection with any matter relating to this Agreement or arising out of it.

28	SUPPORT

The Parties undertake at all times to do all such things, perform all such actions and take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and/or import of this Agreement.

29	BREACH

29.1	If a Party (“Defaulting Party”) commits any breach of this Agreement and fails to remedy such breach within 5 (five) business days (“Notice Period”) of written notice requiring the breach to be remedied, then the Party giving the notice (“Aggrieved Party”) will be entitled, at its option –

29.1.1	to claim immediate specific performance of any of the Defaulting Party’s obligations under this Agreement, with or without claiming damages, whether or not such obligation has fallen due for performance; or

29.1.2	subject to the provisions of clause 29.5, to cancel this Agreement, with or without claiming damages, in which case written notice of the cancellation shall be given to the Defaulting Party, and the cancellation shall take effect on the giving of the notice.

29.2	A Party shall not be entitled to cancel this Agreement unless the breach is a material breach. A breach will be deemed to be a material breach if –

29.2.1	it is capable of being remedied, but is not so remedied within the Notice Period; or

29.2.2	it is incapable of being remedied or is not remedied within the Notice Period, and payment in money will compensate for such breach but such payment is not made within the Notice Period.

29.3	The Parties agree that any costs awarded will be recoverable on an attorney-and-own-client scale unless the Court specifically determines that such scale shall not apply, in which event the costs will be recoverable in accordance with the High Court tariff, determined on an attorney-and-client scale.

29.4	The Aggrieved Party’s remedies in terms of this clause 29 are without prejudice to any other remedies to which the Aggrieved Party may be entitled in law.

29.5	Notwithstanding the aforegoing, after the Effective Date, none of the Parties will have the right to cancel this Agreement as a result of a breach thereof, and the Parties’ only remedies thereafter will be to claim specific performance of all the Defaulting Party’s obligations, together with damages, if any.

30	DISPUTE RESOLUTION

30.1	In the event of there being any dispute or difference between the Parties arising out of this Agreement, the said dispute or difference shall on written demand by any Party be submitted to arbitration in Johannesburg in accordance with the AFSA rules, which arbitration shall be administered by AFSA.

30.2	Should AFSA, as an institution, not be operating at that time or not be accepting requests for arbitration for any reason, then the arbitration shall be conducted in accordance with the AFSA rules for commercial arbitration (as last applied by AFSA) before an arbitrator appointed by agreement between the parties to the dispute or failing agreement within 10 (ten) business days of the demand for arbitration, then any party to the dispute shall be entitled to forthwith call upon the chairperson of the Johannesburg Bar Council to nominate the arbitrator, provided that the person so nominated shall be an advocate of not less than 10 (ten) years standing as such. The person so nominated shall be the duly appointed arbitrator in respect of the dispute. In the event of the attorneys of the parties to the dispute failing to agree on any matter relating to the administration of the arbitration, such matter shall be referred to and decided by the arbitrator whose decision shall be final and binding on the parties to the arbitration.

30.3	Any Party may appeal the decision of the arbitrator or arbitrators in terms of the AFSA rules for commercial arbitration.

30.4	Nothing herein contained shall be deemed to prevent or prohibit any Party from applying to the appropriate court for urgent relief or for judgment in relation to a liquidated claim.

30.5	Any arbitration in terms of this clause 30 (including any appeal proceedings) shall be conducted in camera and the parties to the dispute shall treat as confidential details of the dispute submitted to arbitration, the conduct of the arbitration proceedings and the outcome of the arbitration.

30.6	This clause 30 will continue to be binding on the Parties notwithstanding any termination or cancellation of the Agreement.

30.7	The Parties agree that the written demand by any Party in terms of clause 30.1 that the dispute or difference be submitted to arbitration, is to be deemed to be a legal process for the purpose of interrupting extinctive prescription in terms of the Prescription Act, 1969.

31	NOTICES AND DOMICILIA

31.1	The Parties select as their respective domicilia citandi et executandi the following physical addresses, and for the purposes of giving or sending any notice provided for or required under this Agreement, the said physical addresses as well as the following telefax numbers –

Name	Physical Address	Telefax
Seller, Harmony, Clidet No. 790. (Proprietary) Limited and Clidet No. 791 (Proprietary) Limited	Block 27 Randfontein Office Park Cnr Main Reef Road & Ward Avenue Randfontein	+27 (0) 86 628 2332

Marked for the attention of: The Company Secretary

Name		Physical Address	Telefax
Purchaser Taung	and	Corner House Office Park 1st Floor Leslie Avenue East Fourways	+27 11 548 9820

Marked for the attention of: Executive: Legal

provided that a Party may change its domicilium or its address for the purposes of notices to any other physical address or telefax number by written notice to the other Parties to that effect. Such change of address will be effective 5 (five) business days after receipt of the notice of the change.

31.2	All notices to be given in terms of this Agreement will be given in writing and will –

31.2.1	be delivered by hand or sent by telefax;

31.2.2	if delivered by hand during business hours, be presumed to have been received on the date of delivery. Any notice delivered after business hours or on a day which is not a business day will be presumed to have been received on the following business day; and

31.2.3	if sent by telefax during business hours, be presumed to have been received on the date of successful transmission of the telefax. Any telefax sent after business hours or on a day which is not a business day will be presumed to have been received on the following business day.

31.3	All notices to be given to the Seller in terms of this Agreement shall be copied to Harmony.

31.4	Notwithstanding the above, any notice given in writing, and actually received by the Party to whom the notice is addressed, will be deemed to have been properly given and received, notwithstanding that such notice has not been given in accordance with this clause 31.

32	BENEFIT OF THE AGREEMENT

This Agreement will also be for the benefit of and be binding upon the successors in title and permitted assigns of the Parties or any of them.

33	APPLICABLE LAW AND JURISDICTION

33.1	This Agreement will in all respects be governed by and construed under the laws of the Republic of South Africa.

33.2	For the purpose of clause 30.4 or for the purpose of making the arbitration award an order of court, the Parties hereby consent and submit to the non-exclusive jurisdiction of the South Gauteng High Court, Johannesburg in any dispute arising from or in connection with this Agreement. The Parties agree that any costs awarded will be recoverable on an attorney-and-own-client scale unless the Court specifically determines that such scale shall not apply, in which event the costs will be recoverable in accordance with the High Court tariff, determined on an attorney-and-client scale.

34	NEW LAWS

If any law comes into operation subsequent to the signature of this Agreement which law affects any aspect or matter or issue contained in this Agreement, the Parties undertake to enter into negotiations in good faith regarding a variation of this Agreement in order to ensure that neither this Agreement nor its implementation constitutes a contravention of such law.

35	GENERAL

35.1	Whole Agreement

35.1.1	This Agreement constitutes the whole of the agreement between the Parties relating to the matters dealt with herein and, save to the extent otherwise provided herein, no undertaking, representation, term or condition relating to the subject matter of this Agreement not incorporated in this Agreement shall be binding on any of the Parties.

35.1.2	Subject to the provisions of clause 5, this Agreement supersedes and replaces the 2008 Agreements and all other agreements between the Parties (and other persons, as may be applicable) and undertakings given to or on behalf of the Parties (and other persons, as may be applicable) in relation to the subject matter hereof.

35.2	Variations to be in Writing

No addition to or variation, deletion, or agreed cancellation of all or any clauses or provisions of this Agreement will be of any force or effect unless in writing and signed by the Parties.

35.3	No Indulgences

No latitude, extension of time or other indulgence which may be given or allowed by any Party to any other Party in respect of the performance of any obligation hereunder, and no delay or forbearance in the enforcement of any right of any Party arising from this Agreement and no single or partial exercise of any right by any Party under this Agreement, shall in any circumstances be construed to be an implied consent or election by such Party or operate as a waiver or a novation of or otherwise affect any of the Party’s rights in terms of or arising from this Agreement or estop or preclude any such Party from enforcing at any time and without notice, strict and punctual compliance with each and every provision or term hereof. Failure or delay on the part of any Party in exercising any right, power or privilege under this Agreement will not constitute or be deemed to be a waiver thereof, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

35.4	No Waiver or Suspension of Rights

No waiver, suspension or postponement by any Party of any right arising out of or in connection with this Agreement shall be of any force or effect unless in writing and signed by such Party. Any such waiver, suspension or postponement will be effective only in the specific instance and for the purpose given.

35.5	Provisions Severable

All provisions and the various clauses of this Agreement are, notwithstanding the manner in which they have been grouped together or linked grammatically, severable from each other. Any provision or clause of this Agreement which is or becomes unenforceable in any jurisdiction, whether due to voidness, invalidity, illegality, unlawfulness or for any other reason whatever, shall, in such jurisdiction only and only to the extent that it is so unenforceable, be treated as pro non scripto and the remaining provisions and clauses of this Agreement shall remain of full force and effect. The Parties declare that it is their intention that this Agreement would be executed without such unenforceable provision if they were aware of such unenforceability at the time of execution hereof.

35.6	Continuing Effectiveness of Certain Provisions

The expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

35.7	No Assignment

Neither this Agreement nor any part, share or interest herein nor any rights or obligations hereunder may be ceded, delegated or assigned by any Party without the prior written consent of the other Parties.

36	COSTS

Each Party will bear and pay its own legal costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Agreement, provided that the Purchaser shall be obliged to refund the Seller in respect of all costs paid by the Seller to the Seller’s Attorneys in connection with the registration of the Deed of Cession.

37	SIGNATURE

37.1	This Agreement is signed by the Parties on the dates and at the places indicated below.

37.2	This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement as at the date of signature of the Party last signing one of the counterparts.

37.3	The persons signing this Agreement in a representative capacity warrant their authority to do so.

37.4	The Parties record that it is not required for this Agreement to be valid and enforceable that a Party shall initial the pages of this Agreement and/or have its signature of this Agreement verified by a witness.

SIGNED at RANDFONTEIN on 29 MARCH 2012

For and on behalf of EVANDER GOLD MINES LIMITED

Signature
F Abbott
Name of Signatory
Director
Designation of Signatory

SIGNED at RANDFONTEIN on 29 MARCH 2012

For and on behalf of HARMONY GOLD MINING COMPANY LIMITED

Signature
F Abbott
Name of Signatory
Director
Designation of Signatory

SIGNED at SANDTON on 28 MARCH 2012

For and on behalf of
TAUNG GOLD SECUNDA (PROPRIETARY) LIMITED (formerly PLURICLOX (PROPRIETARY) LIMITED)

Signature
N.A. MERRICK
Name of Signatory
DIRECTOR
Designation of Signatory

SIGNED at SANDTON on 28 MARCH 2012

For and on behalf of
TAUNG GOLD LIMITED

Signature
N.A. MERRICK
Name of Signatory
CEO.
Designation of Signatory

SIGNED at SANDTON on 30 MARCH 2012

For and on behalf of
CLIDET NO. 790 (PROPRIETARY) LIMITED

Signature
F Abbott
Name of Signatory
Director
Designation of Signatory

SIGNED at SANDTON on 30 MARCH 2012

For and on behalf of
CLIDET NO. 791 (PROPRIETARY) LIMITED

Signature
F Abbott
Name of Signatory
Director
Designation of Signatory

ANNEXURE “1”

DEED OF ABANDONMENT

Protocol

NOTARIAL ABANDONMENT OF A CERTAIN PORTION OF

A MINING RIGHT

BE IT HEREBY MADE KNOWN:

THAT on the [—] day of [—], before me,

[NOTARY PUBLIC]

Notary Public, duly admitted and sworn, residing and practising at [—] in the Province of [—], and in the presence of the subscribing witnesses, personally came and appeared –

[APPEARER]

in his/her capacity as the attorney and agent of

EVANDER GOLD MINES LIMITED

(registration number 1963/006226/06)

(hereinafter referred to as the “Holder”),

[s/he], [the said Appearer, being duly authorised hereto under and by virtue of a power of attorney granted in [his/her] favour on the [—] day of [—] by [—]] ,in [his/her] capacity as the duly authorised representative of the Holder under and by virtue of a resolution of the directors of the Holder passed on the [—] day of [—], which [power of attorney and] certified copy of which resolution has this day been exhibited to me, the Notary, and now remains filed in my Protocol;

AND THE APPEARERS DECLARED THAT WHEREAS:

A	the Holder holds the mining right with DMR reference number [—] granted in terms of section 23(1) of the Mineral and Petroleum Resources Development Act, 2002 (“MPRDA”) and executed on behalf of the Minister of Mineral Resources and the Holder on [—] under protocol number [—] before Notary Public, [—], consisting of the sole and exclusive right to mine for [—] in, on and under the farm [—], situated in the magisterial district of [—], together with all benefits and/or improvements, measuring [—] ([—]) hectares in extent (“Mining Right”); and

B	the Holder wishes to abandon a portion of the Mining Right, subject to the terms and conditions set out below.

1.	ABANDONMENT

The Holder, in accordance with section 56(f) of the MPRDA and in accordance with clause [—] of the Mining Right hereby abandons the area known as the Specified Mining Area, being that area hatched in red on the plan attached hereto marked Annexure “1”, conditional on a separate mining right in respect of the Specified Mining Area being granted to the Holder.

THUS DONE AND EXECUTED at [—] on the day, month and year first aforewritten in the presence of the undersigned witnesses.

AS WITNESSES

1.
q.q. HOLDER

2.

QUOD ATTESTOR NOTARY PUBLIC

2

ANNEXURE “2”

DEED OF AMENDMENT

NOTARIAL AMENDMENT OF MINING RIGHT

BE IT HEREBY MADE KNOWN:

THAT on the [—] day of [—], before me,

[NOTARY PUBLIC]

Notary Public, duly admitted and sworn, residing and practising at Johannesburg in the Province of Gauteng, and in the presence of the subscribing witnesses, personally came and appeared –

[APPEARER]

in his/her capacity as the attorney and agent of

1.	EVANDER GOLD MINES LIMITED

(registration number 1963/006226/06)

(hereinafter referred to as the “Holder”),

[s/he], the said Appearer, being duly authorised hereto under and by virtue of a power of attorney granted in [his/her] favour on the [—] day of [—] by [—], in his capacity as the duly authorised representative of the Holder under and by virtue of a resolution of the directors of the Holder passed on the [—] day of [—],

and

2	The Minister of Mineral Resources represented by the Regional Manager: Mpumalanga, he being duly authorised by a power of attorney signed by the Acting Deputy Director-General: Mineral Regulation, he being duly authorised by virtue of a delegation of powers dated [—], which powers of attorney and certified copy of which resolution have this day been exhibited to me, the Notary, and now remain filed in my Protocol;

AND THE APPEARERS DECLARED THAT WHEREAS:

A	the Holder holds a mining right with file number MP30/5/1/1/2/126MR granted in terms of section 23 of the Mineral and Petroleum Resources Development Act, 2002 (“MPRDA”), read together with item 7 of schedule II to the MPRDA, which was notarially executed in Witbank on 29 April 2008 before William Daniel Nortje in respect of [INSERT AREA] (“Mining Right”); and

B	the Holder wishes to amend the Mining Right, as set out below.

1.	INTRODUCTION

Consequent upon the grant of an application under section 23 of the MPRDA by the Minister of Mineral Resources on [—], the Holder has been granted a mining right over a portion of the Mining Right with effect from the date of execution of this deed, as set out below.

2.	AMENDMENT

The Mining Right, is amended with effect from the date of notarial execution of this notarial amendment by excluding [—], such that the Mining Area referred to in clause [—] of the Mining Right, as a result of this amendment, is [—],

THUS DONE AND EXECUTED at Sandton on the day, month and year first aforewritten in the presence of the undersigned witnesses.

AS WITNESSES

1.
q.q. HOLDER

2.
q.q. MINISTER OF MINERALS RESOURCES

QUOD ATTESTOR NOTARY PUBLIC

2

ANNEXURE “3”

DEED OF CESSION

NOTARIAL DEED OF CESSION (MINING RIGHT)

BE IT HEREBY MADE KNOWN:

THAT on the [—] day of [—], before me,

[NOTARY PUBLIC]

Notary Public, duly admitted and sworn, residing and practising at Johannesburg in the Province of Gauteng, and in the presence of the subscribing witnesses, personally came and appeared –

[APPEARER]

in [his/her] capacity as the attorney and agent of –

1	EVANDER GOLD MINES LIMITED

(registration number 1963/006226/06)

(hereinafter referred to as the “Cedent”)

[s/he], the said Appearer, being duly authorised hereto under and by virtue of a power of attorney granted in [his/her] favour on the [—] day of [—] by [—], in his capacity as the duly authorised representative of the Cedent under and by virtue of a resolution of the directors of the Cedent passed on the [—] day of [—];

and

2	[—]

(registration number [—])

(hereinafter referred to as the “Cessionary”)

[s/he], the said Appearer, being duly authorised hereto under and by virtue of a power of attorney granted in [his/her] favour on the [—] day of [—] by [—], in [his/her] capacity as the duly authorised representative of the Cessionary under and by virtue of a resolution of the directors of the Cessionary passed on the [—] day of [—];

which powers of attorney and certified copies of which resolutions have this day been exhibited to me, the Notary, and now remain filed in my Protocol;

AND THE APPEARERS DECLARED THAT WHEREAS:

A	the Cedent is the holder of a mining right with file number [—] granted in terms of section 23 of the Mineral and Petroleum Resources Development Act, 2002 (“MPRDA”), which was notarially executed in Witbank on [—] before [—] in respect of [INSERT AREA] (“Mining Right”);

B	in terms of a sale agreement entered into between the Cessionary and the Cedent dated [—], as amended from time to time (“Sale Agreement”), the Cedent agreed to cede its right, title and interest in and to the Mining Right to the Cessionary, which cession the Cessionary is prepared to accept; and

C	the Director-General of the Department of Mineral Resources, by virtue of the powers delegated to him, consented to the cession on [—], in terms of section 11(2) of the Mineral and Petroleum Resources Development Act, No 28 of 2002 and clause [—] of the Mining Right.

NOW THEREFORE THESE PRESENTS WITNESS:

4	CESSION

The Cedent hereby cedes, assigns, transfers and makes over its right, title and interest in the Mining Right to the Cessionary, its successors in title or assigns, subject to such terms and conditions as are mentioned or referred to in the Mining Right, and the Cessionary hereby accepts the cession and assignment of the Cedent’s right, title, interest and obligations in and to the Mining Right.

2

5	COMPENSATION

Compensation for the cession of the Cedent’s right, title and interest in and to the Mining Right, in an amount equal to R [—] ([—]) will be payable by the Cessionary to the Cedent in terms of the provisions of the Sale Agreement.

6	COSTS

Each party will bear and pay its own legal costs and expenses of and incidental to the preparation and registration of this cession.

THUS DONE AND EXECUTED at Sandton on the day, month and year first aforewritten in the presence of the undersigned witnesses.

AS WITNESSES

1.
q.q. CEDENT

2.
q.q. CESSIONARY

QUOD ATTESTOR NOTARY PUBLIC

3

ANNEXURE “4”

SPECIFIED MINING AREA DIAGRAM

ANNEXURE “5”

WARRANTIES

The Warranties contained in this annexure “5” are given by the Seller on the basis set out in clause 22 of the Agreement to which this annexure “5” is attached.

To the extent that the Agreement may have been signed on a date which results in the use of any tense being inappropriate, the Warranties shall be read in the appropriate tense.

1	The Seller is the holder of the Evander Mining Right and the Evander 6 Shaft Surface Right Permits and the owner of the other Sale Assets.

2	Subject to the fulfilment of the Conditions Precedent and the grant of the Specified Portion Mining Right, the Seller will be entitled and able to give free and unencumbered title in the Sale Assets to the Purchaser.

3	To the best of the Seller’s knowledge and belief, no person has any right whatsoever (whether pursuant to any option, right of first refusal or otherwise) to acquire the Sale Assets other than the Purchaser in terms of this Agreement.

4	To the best of the Seller’s knowledge and belief, the Seller is not subject to or party to any legal restriction, law, claim or encumbrance or any other restriction which would prevent or have an adverse affect on the transactions contemplated by this Agreement or its obligations in terms of this Agreement.

5	There is no pending litigation to which the Seller is a party in respect of the Sale Assets and, to the best of the Seller’s knowledge and belief, no demands or other claims have been made against the Seller in respect of the Sale Assets.

FIRST ADDENDUM TO THE AMENDED AND RESTATED

SALE AGREEMENT

between

EVANDER GOLD MINES LIMITED

and

HARMONY GOLD MINING COMPANY LIMITED

and

TAUNG GOLD SECUNDA (PROPRIETARY) LIMITED (formerly PLURICLOX (PROPRIETARY) LIMITED)

and

TAUNG GOLD LIMITED

and

CLIDET NO. 790 (PROPRIETARY) LIMITED

and

CLIDET NO. 791 (PROPRIETARY) LIMITED

1	PARTIES

1.1	The Parties to this Addendum are –

1.1.1	Evander Gold Mines Limited;

1.1.2	Harmony Gold Mining Company Limited;

1.1.3	Taung Gold Secunda (Proprietary) Limited (formerly Pluriclox (Proprietary) Limited);

1.1.4	Taung Gold Limited;

1.1.5	Clidet No. 790 (Proprietary) Limited; and

1.1.6	Clidet No. 791 (Proprietary) Limited.

1.2	The Parties agree as set out below.

2	INTERPRETATION

In this Addendum –

2.1	“Addendum” means this first addendum to the Amended and Restated Sale Agreement;

2.2	“Amended and Restated Sale Agreement” means the amended and restated sale agreement entered into between the Parties on 29 March 2012; and

2.3	unless otherwise defined herein or the context indicates otherwise, words and expressions defined in the Amended and Restated Sale Agreement will have the same meanings and any reference to the word “clause” refers to a clause of the Amended and Restated Sale Agreement.

3	INTRODUCTION

3.1	The Parties have agreed to extend the date for fulfilment of the Condition Precedent contained in clause 6.1.5.

3.2	The Parties wish to record their agreement in writing.

1

4	EXTENSION

The date for fulfilment of the Condition Precedent contained in clause 6.1.5 is hereby extended to 31 May 2012 in accordance with the provisions of clause 6.10.

5	SAVINGS CLAUSE

Save to the extent specifically or by necessary implication modified in or inconsistent with the provisions of this Addendum, all the terms and conditions of the Amended and Restated Sale Agreement shall mutatis mutandis continue in full force and effect.

6	COSTS

Each Party will bear and pay its own legal costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Addendum.

7	SIGNATURE

7.1	This Addendum may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement as at the date of signature of the Party last signing one of the counterparts.

7.2	Signed on behalf of the Parties, each signatory hereto warranting that he/she has due authority to do so.

SIGNED at Randfontein on 26 April 2012.

For and on behalf of
EVANDER GOLD MINES LIMITED

/s/
Signature

Frank Abbott
Name of Signatory

Director
Designation of Signatory

2

SIGNED at Randfontein on 26 April 2012.

For and on behalf of
HARMONY GOLD MINING COMPANY LIMITED

/s/
Signature

Frank Abbott
Name of Signatory

Financial Director
Designation of Signatory

SIGNED at Fourways on 26 April 2012.

For and on behalf of
TAUNG GOLD SECUNDA (PROPRIETARY) LIMITED (formerly PLURICLOX (PROPRIETARY) LIMITED)

/s/
Signature

N.A. Merrick
Name of Signatory

Director
Designation of Signatory

3

SIGNED at Fourways on 26 April 2012.

For and on behalf of
TAUNG GOLD LIMITED

/s/
Signature

N.A. Merrick
Name of Signatory

C.E.O.
Designation of Signatory

SIGNED at Randfontein on 26 April 2012.

For and on behalf of
CLIDET NO. 790 (PROPRIETARY) LIMITED

/s/
Signature

Frank Abbott
Name of Signatory

Designation of Signatory

SIGNED at Randfontein on 26 April 2012.

For and on behalf of
CLIDET NO. 791 (PROPRIETARY) LIMITED

/s/
Signature

Frank Abbott
Name of Signatory

Designation of Signatory

4

SECOND ADDENDUM TO THE AMENDED AND

RESTATED SALE AGREEMENT

between

EVANDER GOLD MINES LIMITED

and

HARMONY GOLD MINING COMPANY LIMITED

and

TAUNG GOLD SECUNDA (PROPRIETARY) LIMITED (formerly PLURICLOX

(PROPRIETARY) LIMITED)

and

TAUNG GOLD LIMITED

and

CLIDET NO. 790 (PROPRIETARY) LIMITED

and

CLIDET NO. 791 (PROPRIETARY) LIMITED

1	PARTIES

1.1	The Parties to this Addendum are –

1.1.1	Evander Gold Mines Limited;

1.1.2	Harmony Gold Mining Company Limited;

1.1.3	Taung Gold Secunda (Proprietary) Limited (formerly Pluriclox (Proprietary) Limited);

1.1.4	Taung Gold Limited;

1.1.5	Clidet No. 790 (Proprietary) Limited; and

1.1.6	Clidet No. 791 (Proprietary) Limited.

1.2	The Parties agree as set out below.

2	INTERPRETATION

In this Addendum –

2.1	“Addendum” means this second addendum to the Amended and Restated Sale Agreement;

2.2	“Amended and Restated Sale Agreement” means the amended and restated sale agreement entered into between the Parties on 30 March 2012, as amended by the first addendum to the Amended and Restated Sale Agreement entered into between the Parties on 26 April 2012; and

2.3	unless otherwise defined herein or the context indicates otherwise, words and expressions defined in the Amended and Restated Sale Agreement will have the same meanings and any reference to the word “clause” refers to a clause of the Amended and Restated Sale Agreement.

3	INTRODUCTION

3.1	The Parties have agreed to amend the Amended and Restated Sale Agreement by replacing the definition of Long-Stop Date in clause 2.1.29.

3.2	The Parties wish to record their agreement in writing.

1

4	AMENDMENT

The Parties hereby amend the Amended and Restated Sale Agreement by deleting clause 2.1.29 in its entirety and by replacing same with the following clause 2.1.29 –

“2.1.29 “Long-Stop Date” means 31 July 2012;”

5	SAVINGS CLAUSE

Save to the extent specifically or by necessary implication modified in or inconsistent with the provisions of this Addendum, all the terms and conditions of the Amended and Restated Sale Agreement shall mutatis mutandis continue in full force and effect.

6	COSTS

Each Party will bear and pay its own legal costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Addendum.

7	SIGNATURE

7.1 This Addendum may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement as at the date of signature of the Party last signing one of the counterparts.

7.2	Signed on behalf of the Parties, each signatory hereto warranting that he/she has due authority to do so.

SIGNED at              on 27 June 2012.

For and on behalf of
EVANDER GOLD MINES LIMITED

/s/
Signature

Frank Abbott
Name of Signatory

Director
Designation of Signatory

2

SIGNED at              on 27 June 2012.

For and on behalf of
HARMONY GOLD MINING COMPANY LIMITED

/s/
Signature

Frank Abbott
Name of Signatory

Financial Director
Designation of Signatory

SIGNED at Fourways on 27 June 2012.

For and on behalf of
TAUNG GOLD SECUNDA (PROPRIETARY) LIMITED (formerly PLURICLOX (PROPRIETARY) LIMITED)

/s/
Signature

N.A. Herrick
Name of Signatory

Director
Designation of Signatory

3

SIGNED at Fourways on 27 June 2012.

For and on behalf of
TAUNG GOLD LIMITED

/s/
Signature

N. A. Herrick
Name of Signatory

Director
Designation of Signatory

SIGNED at              on 27 June 2012.

For and on behalf of
CLIDET NO. 790 (PROPRIETARY) LIMITED

/s/
Signature

Frank Abbott
Name of Signatory

Designation of Signatory

SIGNED at              on 27 June 2012.

For and on behalf of
CLIDET NO. 791 (PROPRIETARY) LIMITED

/s/
Signature

Frank Abbott
Name of Signatory

Designation of Signatory

4